SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 3, 2013

ICG Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 3, 2013, ICG Group, Inc. (“ICG”) announced the execution of a definitive merger agreement under which its consolidated subsidiary, Procurian Inc. (“Procurian”), would be acquired by an affiliate of Accenture plc (“Accenture”) for $375 million in cash, subject to adjustment for working capital, cash, debt and other items. On December 4, 2013, the acquisition was consummated. ICG will realize approximately $328 million in cash in connection with the transaction. A portion of ICG’s proceeds has been placed in escrow to satisfy potential indemnity claims under the merger agreement; subject to any such claims, the escrowed proceeds will be released to ICG on or around December 4, 2014. ICG does not expect to owe any income taxes in connection with the transaction.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2013, the Compensation Committee of ICG’s Board of Directors approved special cash bonuses to ICG’s executive officers, Mr. Walter W. Buckley, III, Mr. Douglas A. Alexander and Mr. R. Kirk Morgan, in the amounts of $800,000, $800,000 and $430,000, respectively. The bonuses, which are being paid in connection with the closing of the sale of Procurian to Accenture, were designed by the Compensation Committee to reward Messrs. Buckley, Alexander and Morgan for their exceptional individual efforts in building value at Procurian and helping capture that value for ICG and its stockholders through the sale of Procurian to Accenture.

Item 8.01.	Other Events

Press Release Regarding Consummation of Procurian Sale

On December 5, 2013, ICG issued a press release announcing the completion of the sale of Procurian to Accenture. A copy of ICG’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Repurchase of Shares by ICG

As of November 12, 2013, the date on which ICG filed its most recent Quarterly Report on Form 10-Q with the Securities and Exchange Commission, ICG had deployed $7.4 million during 2013 to repurchase shares of its Common Stock under its share repurchase program. Since that date, ICG has deployed an additional $2.7 million to repurchase 162,020 shares of its Common Stock (for a total of $10.1 million deployed in 2013), at an average price of $16.96 per share during the recent period. ICG currently has approximately $111 million remaining for stock repurchases under its $150 million share repurchase program.

Item 9.01.	Financial Statements and Exhibits

(b) Pro Forma Financial Information

The ICG Group Inc. pro forma (1) condensed consolidated balance sheet as of September 30, 2013 and (2) condensed consolidated statements of operations for the nine months ended September 30, 2013 and 2012 and the years ended December 31, 2012, 2011 and 2010, in each case, as required pursuant to Item 9.01 of Form 8-K, are filed as Exhibit 99.2 hereto and are hereby incorporated by reference.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release issued December 5, 2013 by ICG Group, Inc.

99.2	ICG Group Inc. pro forma (a) condensed consolidated balance sheet as of September 30, 2013 and (b) condensed consolidated statements of operations for the nine months ended September 30, 2013 and 2012 and the years ended December 31, 2012, 2011 and 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICG GROUP, INC.

Date: December 5, 2013	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued December 5, 2013 by ICG Group, Inc.

99.2	ICG Group Inc. pro forma (a) condensed consolidated balance sheet as of September 30, 2013 and (b) condensed consolidated statements of operations for the nine months ended September 30, 2013 and 2012 and the years ended December 31, 2012, 2011 and 2010